EXHIBIT 21



                              SUBSIDIARIES OF THE REGISTRANT




          Parent                    Subsidiary           Ownership Organization
-------------------------------------------------------------------------------


Midland Capital Holdings      Midland Federal Savings       100%     Federal
Corporation                          and Loan
                                    Association

Midland Federal Savings     Midland Service Corporation     100%     Illinois
and Loan Association



     The financial statements of the Registrant are consolidated with those of its subsidiary.